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                                                                    EXHIBIT 23.2

CONSENT OF ERNST & YOUNG AB

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of our report dated April 11, 2002, with respect to the consolidated financial statements of Private Media Group, Inc. as of December 31, 2001, and for each of the two years then ended, in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Stockholm, Sweden

March 28, 2003

Ernst & Young AB


/s/ Tom Bjorklund